UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2021

Potbelly Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36104	36-4466837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 325 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 951-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2021, Potbelly Corporation (the “Company”) entered into that certain Equity Sales Agreement (the “Sales Agreement”) with William Blair & Company, L.L.C., as agent (“William Blair”) pursuant to which the Company may sell shares of its common stock having an aggregate offering price of up to $40,000,000 (the “Shares”), from time to time, in its sole discretion, through an “at the market” equity offering program under which William Blair will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of the Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, the limitation on the number of Shares that may be sold on any trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, William Blair may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Global Select Market or on any other existing trading market for the Shares, and, with the consent of the Company, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. William Blair will use its commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market. The Sales Agreement may be terminated by the Company upon five days’ written notice to William Blair for any reason. William Blair may terminate the Sales Agreement upon five days’ written notice to the Company for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Sales Agreement provides that William Blair will be entitled to compensation for its services of 3.0% of the aggregate gross proceeds from each sale under the Sales Agreement. The Company has no obligation to sell any Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and William Blair and other obligations of the parties.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-255845) (the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2021. On the date hereof, the Company filed a prospectus supplement, dated November 3, 2021, with the SEC in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The Agent and its affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for such services.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The legal opinion of Greenberg Traurig, P.A. relating to the Shares being offered is filed as Exhibit 5.1 to this Report.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Equity Sales Agreement, dated as of November 3, 2021, by and between Potbelly Corporation and William Blair & Company, L.L.C.

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this Report. Such forward-looking statements include statements regarding the ability to sell Shares and raise additional funds pursuant to the Sales Agreement. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Sales Agreement, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s filings with the SEC. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTBELLY CORPORATION

By:	/s/ Steve Cirulis
Name:	Steve Cirulis
Title:	Senior Vice President, Chief Financial Officer and Chief Strategy Officer

Date: November 3, 2021